Cingular Wireless LLC

	Quarter Ended 6/30/2005			Year to Date
	Previously	As		Previously	As
(Amounts in millions, except customer data in 000s)	Reported	Corrected	Difference	Reported	Corrected	Difference
Total Cellular/PCS Customers [1]	51,596	51,442	(154)	51,596	51,442	(154)
Net Customer Additions — Cellular/PCS	1,071	952	(119)	2,490	2,319	(171)
Gross Additions	4,384	4,292	(92)	9,147	8,964	(183)
M&A Activity, Partitioned Customers and/or Other Adjs.	156	140	(16)	(3)	(9)	(6)
Churn — Cellular/PCS [2]	2.2%	2.2%	0 BP	2.2%	2.2%	0 BP
ARPU — Cellular/PCS [3]	$50.43	$50.51	$0.08	$50.01	$50.06	$0.05
Minutes Of Use Per Cellular/PCS Subscriber [4]	704	705	1	674	674	-
Penetration — Cellular/PCS [5]	18.0%	18.0%	0 BP	18.0%	18.0%	0 BP

	Quarter Ended 3/31/2005			Year to Date
	Previously	As		Previously	As
(Amounts in millions, except customer data in 000s)	Reported	Corrected	Difference	Reported	Corrected	Difference
Total Cellular/PCS Customers [1]	50,369	50,350	(19)	50,369	50,350	(19)
Net Customer Additions — Cellular/PCS	1,419	1,367	(52)	1,419	1,367	(52)
Gross Additions	4,763	4,672	(91)	4,763	4,672	(91)
M&A Activity, Partitioned Customers and/or Other Adjs.	(159)	(149)	10	(159)	(149)	10
Churn — Cellular/PCS [2]	2.2%	2.2%	0 BP	2.2%	2.2%	0 BP
ARPU — Cellular/PCS [3]	$49.59	$49.60	$0.01	$49.59	$49.60	$0.01
Minutes Of Use Per Cellular/PCS Subscriber [4]	642	643	1	642	643	1
Penetration — Cellular/PCS [5]	17.7%	17.7%	0 BP	17.7%	17.7%	0 BP

	Quarter Ended 12/31/2004			Year to Date
	Previously	As		Previously	As
(Amounts in millions, except customer data in 000s)	Reported	Corrected	Difference	Reported	Corrected	Difference
Total Cellular/PCS Customers [1]	49,109	49,132	23	49,109	49,132	23
Net Customer Additions — Cellular/PCS	1,713	1,699	(14)	3,352	3,338	(14)
Gross Additions	4,930	4,914	(16)	12,666	12,650	(16)
M&A Activity, Partitioned Customers and/or Other Adjs.	21,724	21,761	37	21,730	21,767	37
Churn — Cellular/PCS [2]	2.6%	2.6%	0 BP	2.7%	2.7%	0 BP
ARPU — Cellular/PCS [3]	$49.51	$49.51	$0.00	$49.68	$49.68	$0.00
Minutes Of Use Per Cellular/PCS Subscriber [4]	617	617	(0)	584	584	-
Penetration — Cellular/PCS [5]	17.2%	17.2%	0 BP	17.2%	17.2%	0 BP
Notes:
[1]	Cellular/PCS customers include customers served through reseller agreements.

[2]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

[3]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[4]	Total Minutes Of Use Per Cellular/PCS Subscriber is defined as including Local Minutes of Use and Outcollect Minutes of Use.

[5]	Penetration calculation for 2Q05 is based on licensed “operational” POP’s of 286 million.